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                                                           Exhibit 23



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fleet Financial Group, Inc.

We consent to incorporation by reference in the registration statements (Nos. 33-19425, 33-25872, 33-65230, 33-48818, 33-56061, 33-62367, 33-58933, 33-64635,
33-59139, 333-16037 and 333-44517) on Form S-8, the registration statements (Nos. 333-00701, 333-37231, 333-43625, 33-36707 and 333-48043) on Form S-3, and
the registration statements (Nos. 33-58573, 33-58933 and 333-42247) on Form S-4 of Fleet Financial Group, Inc. of our report dated February 1, 1998, relating to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated May 1, 1998.

                                            /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
May 1, 1998